EXHIBIT 21

                                                  JURISDICTION OF
SUBSIDIARIES                                      INCORPORATION
_________________________________________________________________

Cable & Co (UK) Limited                           United Kingdom
Compania de Calzados de Exportacion, S.L.         Spain
Conca  Del  Sol  International                    Cayman Islands
Nine West Accessories (HK) Limited                Hong Kong
Nine West Asia Ltd.                               Bermuda
Nine West Boot Corporation                        Delaware
Nine West Canada Corporation                      Ontario
Nine West Development Corporation                 Delaware
Nine West Distribution Corporation                Delaware
Nine West Footwear Corporation                    Delaware
Nine West France S.A.R.L.                         France
Nine West Funding Corporation                     Delaware
Nine West Group Italy S.r.l.                      Italy
Nine West  -  Honduras                            Cayman Islands
Nine West Hong Kong Limited                       Hong Kong
Nine West Japan Co., Ltd.                         Japan
Nine West (Malaysia) Sdn Bhd                      Malaysia
Nine West Manufacturing Corporation               Delaware
Nine West Manufacturing II Corporation            Delaware
Nine West Melbourne Pty Ltd                       Australia
Nine West Servicos de Assessoria de Compras Ltda. Brazil
Nine West Singapore Pte Ltd                       Singapore
Nine West UK Holdings Limited                     United Kingdom
Nine  West  UK  Limited                           United Kingdom
Pied a Terre Group Limited                        United Kingdom
Rayne  Shoes  (1994)  Limited                     United Kingdom
The Shoe Studio Group Limited                     United Kingdom
The Shops for Pappagallo, Inc.                    Ohio
Vivaldi Shoes Limited                             United Kingdom